AMENDED AND RESTATED MORTGAGE NOTE

US $5,000,000.00	Dated the 3rd day of November, 2011

FOR VALUE RECEIVED, the undersigned ("Borrower") jointly and severally (if more than one) promises to pay to the order of New York Community Bank, a New York banking corporation, the principal sum of FIVE MILLION AND 00/100 Dollars (US $5,000,000.00), with interest accruing at the Interest Rate on the unpaid principal balance from the Disbursement Date until fully paid.

1.      Defined Terms. In addition to defined terms found elsewhere in this Note, as used in this Note, the following definitions shall apply:

Adjustable Rate Period: December 1, 2016 to and including November 30, 2021.

Amortization Period: Three Hundred Sixty (360) months.

Business Day: Any day other than a Saturday, Sunday or any other day on which Lender is not open for business.

Debt Service Amounts: Amounts payable under this Note, the Security Instrument or any other Loan Document.

Default Rate: A rate equal to the lesser of (a) twelve percent (12%) per annum or (b) the maximum interest rate which may be collected from Borrower under applicable law.

Disbursement Date: The date of disbursement of Loan proceeds hereunder. First Payment Date: January 1, 2012.

Indebtedness: The principal of, interest on, and any other amounts due at any time under this Note, the Security Instrument or any of the other Loan Documents, including, without limitation, prepayment premiums, late charges, default interest, legal fees and advances, plus interest thereon, to protect the security of the Security Instrument, made under the Security Instrument or any other Loan Document.

Index: The highest prime rate as published in The New York Times on each applicable Rate Change Date. In the event the Index is no longer available, the Lender shall compute the interest rate by application of a comparable index selected by the Lender.

Initial Period: December 1, 2011 to and including November 30, 2016.

Interest Rate: From the date hereof through the end of the Initial Period, the annual rate of four and three eighths percent (4.375%).

Thereafter, the interest rate shall be adjusted on every Rate Change Date to a rate which is equal to the sum of the Index and the Margin and rounded up to the next one-eighth of one percentage point (0.125%). The interest rate, as so adjusted from time to time, is referred to as the "Adjusted Interest Rate" and, as so calculated, shall remain in effect until the next ensuing Rate Change Date.

At no time shall the interest rate pursuant to this paragraph be less than 4.375% or more than 16% per annum.

Lender: The holder of this Note.

Loan: The loan evidenced by this Note.

Margin: Two hundred seventy-five (275) basis points.

Maturity Date: December 1, 2021, or any earlier date on which the unpaid principal balance of this Note becomes due and payable by acceleration or otherwise.

Payment Change Date: The first day of the month following each Rate Change Date.

Property Jurisdiction: The jurisdiction in which the Land is located.

Rate Change Date: Every December 1st during the Adjustable Rate Period.

Remaining Amortization Period: As of the applicable Payment Change Date, the original Amortization Period minus the number of scheduled monthly payments that have elapsed since the date of this Note. In the event the fixed interest option is elected as set forth in Schedule B to this Note, the Remaining Amortization Period shall be the original Amortization Period minus the number of scheduled monthly payments required during the Initial Period.

Security Instrument: The Consolidation, Modification and Extension Agreement, Assignment of Leases and Rents, and Security Agreement dated as of the date of this Note.

Event of Default and other capitalized terms used but not defined in this Note (including all Schedules hereto) shall have the meanings given to such terms in the Security Instrument or other Loan Documents.

2.           Address for Payment. All payments due under this Note shall be payable at New York Community Bank, One Jericho Plaza, Jericho, New York 11753, or such other place as may be designated by written notice to Borrower from or on behalf of Lender.

3.           Payment of Principal and Interest. Principal and interest shall be paid as follows:

(a)         Short Month Interest. If disbursement of principal is made by Lender to Borrower on any day other than the first day of the month, interest for the period beginning on the Disbursement Date and ending on and including the last day of the month in which such disbursement is made shall be payable simultaneously with the execution of this Note.

(b)         Interest Computation. Interest under this Note shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(c)         Monthly Installments.     During the Initial Period, consecutive monthly installments of principal and interest at the Interest Rate, each in the amount of twenty-four thousand nine hundred sixty-four and 26/100 Dollars (US $24,964.26), shall be payable on the First Payment Date and on the first day of every month thereafter to and including December 1, 2016.

Thereafter, during the Adjustable Rate Period, consecutive monthly installments of principal and interest, each in the amount of the Required Monthly Payment (defined below), shall be payable on the first day of each month beginning on the first Payment Change Date until the entire unpaid principal balance evidenced by this Note is fully paid. The initial Required Monthly Payment shall be the amount required to amortize the unpaid principal balance of this Note in equal monthly installments, including accrued interest at the then applicable Adjusted Interest Rate, over the then Remaining Amortization Period. Thereafter, to the extent that the Adjusted Interest Rate has changed, the Required Monthly Payment shall change on each Payment Change Date, and shall be set to such amount required to amortize the unpaid principal balance of the Note in equal monthly installments, including accrued interest at the then applicable Adjusted Interest Rate, over the then Remaining Amortization Period. The amount of all Required Monthly Payments shall be calculated utilizing a 30/360 interest calculation payment schedule. Any remaining principal and interest, if not sooner paid, shall be due and payable on the Maturity Date. The unpaid principal balance shall continue to bear interest after the Maturity Date at the Default Rate until and including the date on which the Indebtedness is paid in full.

(d)         Payments Before Due Date. Any regularly scheduled monthly installment of principal and interest that is received by Lender before the date it is due shall be deemed to have been received on the due date solely for the purpose of calculating interest due.

(e)         Accrued Interest. Any reference herein to "accrued interest" shall refer to accrued interest which has not been paid and which has not become part of the unpaid principal balance. Any amount added to principal pursuant to the Loan Documents or otherwise due under the Loan Documents shall bear interest at the applicable rate or rates specified in this Note (including at the Default Rate, if in effect) and shall be payable with such interest upon demand by Lender (or as otherwise provided for in the Loan Documents) and absent such demand (or such other applicable Loan Document provision), as provided in this Note for the payment of principal and interest.

4.          Application of Payments. If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender, in Lender's discretion. Borrower agrees that neither Lender's acceptance of a payment from Borrower in an amount that is less than all amounts then due and payable nor Lender's application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.

5.          Security. The Indebtedness is secured, among other things, by the Security Instrument, and reference is made to the Security Instrument for other rights of Lender concerning the collateral for the Indebtedness.

6.          Acceleration. If an Event of Default has occurred and is continuing, the entire unpaid principal balance, any accrued interest, the prepayment premium payable under Paragraph 10, if any, and all other amounts payable under this Note and any other Loan Document shall at once become due and payable, at the option of Lender, without any prior notice to Borrower. Lender may exercise this option to accelerate regardless of any prior forbearance.

7.          Late Charge. If any monthly installment due hereunder is not received by Lender on or before the 15' day of each month or if any other amount payable under this Note or under the Security Instrument or any other Loan Document is not received by Lender within 15 days after the date such amount is due, counting from and including the date such amount is due, Borrower shall pay to Lender, immediately and without demand by Lender, a late charge equal to 5 percent (5.00%) of such monthly installment or other amount due. Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan and that it is extremely difficult and impractical to determine those additional expenses. Borrower agrees that the late charge payable pursuant to this Paragraph represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional expenses Lender will incur by reason of such late payment. The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to Paragraph 8.

8.          Default Rate. The Interest Rate shall automatically convert to, accrue at and be charged at the Default Rate on the entire Indebtedness upon the occurrence of any of the following:

(a)	failure to pay any monthly installment due under this Note on or before the 15th day of the month in which it is due;

(c)
any other Event of Default which continues after written notice to Borrower and beyond any applicable grace and cure periods; failure to pay the unpaid principal balance, all accrued interest and all other charges due under this Note, the Security Instrument and any other Loan Document on the Maturity Date; or

(d)	the acceleration of the Indebtedness in accordance with Section 6 of this Note or in accordance with any applicable provision of any Loan Document including the Security Instrument.

Borrower also acknowledges that the occurrence of any of the events set forth in sub-sections (a) through (d), above, will cause Lender to incur additional expenses in servicing and processing the Loan, that, during the time that any monthly installment or payment under this Note is delinquent for more than 14 days, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender's ability to meet its other obligations and to take advantage of other investment opportunities, that, during the occurrence of any Event of Default, Lender will incur additional review burdens, costs and fees related to such Event of Default and that it is extremely difficult and impractical to determine any of those additional costs and expenses. Borrower also acknowledges that during the time that any monthly installment or other payment due under this Note is delinquent for more than 14 days and during the occurrence of any Event of Default, Lender's risk of nonpayment of this Note will be materially increased and Lender is entitled to be compensated for such increased risk. Borrower agrees that the increase in the rate of interest payable under this Note to the Default Rate represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional costs and expenses Lender will incur by reason of the occurrence of any of the events set forth in sub-sections (a) through (d), above, and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a loan which is in default.

9.	Limits on Personal Liability.

(a)         Except as otherwise provided in this Paragraph 9, Borrower shall have no liability under this Note, the Security Instrument or any other Mortgage Document for the repayment of the Indebtedness or for the performance of any other obligations of Borrower under the Mortgage Documents, and Lender's only recourse for the satisfaction of the Indebtedness and the performance of such obligations shall be Lender's exercise of its rights and remedies with respect to the Mortgaged Property (as such term is defined in the Security Instrument) and any other collateral held by Lender as security for the Indebtedness. This limitation on Borrower's liability shall not limit or impair Lender's enforcement of its rights against any guarantor or indemnitor of the Indebtedness or any guarantor or indemnitor of any obligations of Borrower.

(b)            Borrower shall be liable to Lender for the repayment of a portion of the Indebtedness equal to any loss or damage suffered by Lender as a result of:

(1)           failure of Borrower to pay to Lender upon written demand after an Event of Default, all Rents to which Lender is entitled under the Security Instrument and the amount of all security deposits collected by Borrower from tenants then in residence;

(2)           failure of Borrower to apply all insurance proceeds and condemnation proceeds as required by the Security Instrument;

(3)           failure of Borrower to comply with Article 10 of the Security Instrument relating to the delivery of books and records, statements, schedules and reports which failure continues after written notice to Borrower which specifically references this section 9(b)(3) and beyond all applicable grace and cure periods set forth in the Security Instrument;

(4)           fraud or written material misrepresentation by Borrower, any guarantor or indemnitor of all or part of the Indebtedness or any officer, director, partner, principal, manager, member, agent or employee of Borrower in connection with the application for or creation of the Indebtedness or any request for any action or consent by Lender or in connection with any Mortgage Document;

(5)           failure to apply Rents, first, to the payment of reasonable operating expenses (other than Property management fees that are not currently payable pursuant to the terms of an Assignment of Management Agreement or any other agreement with Lender executed in connection with the Loan) and then to Debt Service Amounts, except that Borrower will not be personally liable (i) to the extent that Borrower lacks the legal right to direct the disbursement of such sums because of a bankruptcy, receivership or similar judicial proceeding, or (ii) with respect to Rents that are distributed in any calendar year if Borrower has paid all operating expenses and Debt Service Amounts for that calendar year;

(6)           failure of Borrower to comply with Article 8 of the Security Instrument relating to Environmental Hazards;

(7)           fraud or intentional misrepresentation by or on behalf of any guarantor or indemnitor of the Indebtedness;

(8)           misapplication or misappropriation of tenant security deposits or Rents;

(9)           physical waste of any or all of the Property;

(10)         removal or disposal of all or any portion of the Property other than in accordance with the terms of the Security Instrument;

(11)         failure to pay the insurance premium(s) on any or all of the insurance policies required under the Security Instrument, to the extent of gross revenues from the Mortgaged Property in respect of the period during which said premium(s) accrued;

(12)         any fees or commissions paid by Borrower after the occurrence and during the continuance of an Event Of Default beyond applicable notice and/or cure periods under the Security Instrument or Loan Documents to any affiliate of Borrower or any guarantor or indemnitor in violation of the terms of any of the Loan Documents;

(13)         gross negligence, or criminal acts resulting in forfeiture, seizure or loss of any portion of the Mortgaged Property; or

(14)         the failure by Borrower to pay any real property taxes or assessments relating to the Mortgaged Property, to the extent of gross revenue from the Mortgaged Property in respect of the period when such taxes or assessments accrued.

          (c)             Borrower shall become liable to Lender for the repayment of all of the Indebtedness upon the occurrence of any of the following:

(1)           Borrower's acquisition of any property or operation of any business not permitted by the Security Instrument;

(2)           The occurrence of a Prohibited Transfer, or the occurrence of a Sale or Encumbrance of all or any of the Property; or

(3)           if any Proceeding (defined below) shall be filed by, consented to, or acquiesced in by Borrower, of if any proceeding for the dissolution or liquidation of Borrower shall be instituted by, or implemented with respect to, Borrower, or if a receiver, liquidator or trustee of Borrower shall be appointed and Borrower or any affiliate or party related to Borrower shall acquiesce in, collude in or otherwise cooperate with such appointment, or Borrower does not file timely objection to such appointment and otherwise take such appropriate actions as would be taken by a debtor to attempt to prevent such appointment, or if Borrower shall be adjudicated a bankrupt or insolvent in an involuntary Proceeding and Borrower or any affiliate or party related to Borrower shall acquiesce to, collude in or otherwise cooperate with such adjudication, or Borrower does not timely object to such adjudication and otherwise take such appropriate actions as would be taken by a debtor to attempt to prevent such adjudication. "Proceeding" means any dissolution, winding up, liquidation, all arrangement, reorganization, adjustment, protection, relief or composition of Borrower, or its debts, whether in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or similar proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of Borrower, or the sale of all or substantially all of the assets of Borrower.

(d)      To the extent that Borrower has liability under this Paragraph 9, Lender may exercise its rights against Borrower without regard to whether Lender has exercised any rights against the Property or any other security, or pursued any rights against any guarantor or indemnitor, or pursued any other rights available to Lender under this Note, the Security Instrument, any other Mortgage Document or applicable law. For purposes of this Paragraph 9, the term "Property" shall not include any funds that (1) have been applied by Borrower asrequired or permitted by the Security Instrument prior to the occurrence of an Event of Default, or (2) Borrower was unable to apply as required or permitted by the Security Instrument because of a bankruptcy, receivership, or similar judicial proceeding.

10.	Voluntary and Involuntary Prepayments.

(a)                       A prepayment premium shall be payable in connection with any prepayment made under this Note as provided below:

(1)                     Borrower may voluntarily prepay all (but not less than all) of the unpaid principal balance of this Note and only if Borrower has complied with all of the following:

(i)
Borrower must give Lender at least 30 days, but not more than 60 days, prior written notice of Borrower's intention to make a prepayment (the "Prepayment Notice"). The Prepayment Notice shall be given in writing (via facsimile, email, U.S. Postal Service or overnight courier) and addressed to Lender. The Prepayment Notice shall include, at a minimum, the Business Day upon which Borrower intends to make the prepayment (the "Intended Prepayment Date").

(ii)
Any prepayment shall be made by paying (A) the amount of principal being prepaid, (B) all accrued interest (calculated to the date of prepayment), (C) all other sums due Lender at the time of such prepayment, and (D) the prepayment premium calculated pursuant to Schedule A.

(iii)
If, for any reason, Borrower fails to prepay this Note (A) within five (5) Business Days after the Intended Prepayment Date or (B) if the prepayment occurs in a month other than the month stated in the original Prepayment Notice, then Lender shall have the right, but not the obligation, to recalculate the prepayment premium based upon the date that Borrower actually prepays this Note. For purposes of such recalculation, such new prepayment date shall be deemed the "Intended Prepayment Date."

(2)     Upon Lender's exercise of any right of acceleration under this Note, Borrower shall pay to Lender, in addition to the entire unpaid principal balance of this Note outstanding at the time of the acceleration, (i) all accrued interest and all other sums due Lender under this Note and the other Loan Documents, and (ii) the prepayment premium calculated pursuant to Schedule A.

(3)      Any application by Lender of any collateral or other security to the repayment of any portion of the unpaid principal balance of this Note prior to the Maturity Date and in the absence of acceleration shall be deemed to be a partial prepayment by Borrower, requiring the payment to Lender by Borrower of a prepayment premium.

(b)         Notwithstanding the provisions of Paragraph 10(a), no prepayment premium shall be payable with respect to any prepayment occurring as a result of the application of any insurance proceeds or condemnation award under the Security Instrument.

(c)         Schedule A is hereby incorporated by reference into this Note.

(d)         Any required prepayment of less than the entire unpaid principal balance of this Note shall not extend or postpone the due date of any subsequent monthly installments or change the amount of such installments, unless Lender agrees otherwise in writing.

(e)         Borrower recognizes that any prepayment of the unpaid principal balance of this Note, whether voluntary or involuntary or resulting from a default by Borrower, will result in Lender's incurring loss, including reinvestment loss, additional expense and frustration or impairment of Lender's ability to meet its commitments to third parties. Borrower agrees to pay to Lender upon demand damages for the detriment caused by any prepayment, and agrees that it is extremely difficult and impractical to ascertain the extent of such damages. Borrower therefore acknowledges and agrees that the formula for calculating prepayment premiums set forth on Schedule A represents a reasonable estimate of the damages Lender will incur because of a prepayment.

(f)          Borrower further acknowledges that the prepayment premium provisions of this Note are a material part of the consideration for the Loan, and acknowledges that the terms of this Note are in other respects more favorable to Borrower as a result of the Borrower's voluntary agreement to the prepayment premium provisions.

11.            Costs and Expenses. Borrower shall pay on written demand all reasonable out-of-pocket expenses and costs, including fees and out-of-pocket expenses of attorneys and expert witnesses and costs of investigation, incurred by Lender as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, or to enforce the provisions of any of the other Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding.

12.            Forbearance. Any forbearance by Lender in exercising any right or remedy under this Note, the Security Instrument, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of that or any other right or remedy. The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender's right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment. Enforcement by Lender of any security for Borrower's obligations under this Note shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

13.            Waivers.     Presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting the Indebtedness are waived by Borrower and all endorsers, guarantors and indemnitors of this Note and all other third party obligors.

14.            Loan Charges. Borrower agrees to pay an effective rate of interest equal to the sum of the Interest Rate provided for in this Note and any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the Loan and any other fees or amounts to be paid by Borrower pursuant to any of the other Loan Documents. Neither this Note nor any of the other Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate greater than the maximum interest rate permitted to be charged under applicable law. If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower in connection with the Loan is interpreted so that any interest or other charge provided for in any Loan Document, whether considered separately or together with other charges provided for in any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that interest or charge is hereby reduced to the extent necessary to eliminate that violation. The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the unpaid principal balance of this Note. For the purpose of deter___iining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness that constitutes interest, as well as all other charges made in connection with the Indebtedness that constitute interest, shall be deemed to be allocated and spread ratably over the stated term of the Note. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Note.

15.            Commercial Purpose. Borrower represents that the Indebtedness is being incurred by Borrower solely for the purpose of carrying on a business or commercial enterprise, and not for personal, family or household purposes.

16.            Counting of Days. Except where otherwise specifically provided, any reference in this Note to a period of "days" means calendar days, not Business Days.

17.            Governing Law. This Note shall be governed by the law of the jurisdiction in which the Land is located.

18.            Captions. The captions of the paragraphs of this Note are for convenience only and shall be disregarded in construing this Note.

19.            Notices. All notices, demands and other communications required or permitted to be given by Lender to Borrower pursuant to this Note shall be given in accordance with Section 15 of the Security Instrument.

20.           Consent to Jurisdiction and Venue. Borrower agrees that any controversy arising under or in relation to this Note shall be litigated exclusively in the Property Jurisdiction. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies which shall arise under or in relation to this Note. Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

21.           WAIVER OF TRIAL BY JURY. BORROWER AND LENDER EACH (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS NOTE OR THE RELATIONSHIP BETWEEN THE PARTIES AS LENDER AND BORROWER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK.

ATTACHED SCHEDULES. The following Schedules are attached to this Note:

Schedule A Prepayment Premium (required) Schedule

B Modifications to Mortgage Note

IN WITNESS WHEREOF, Borrower has signed and delivered this Note or has caused this Note to be signed and delivered by its duly authorized representative.

ARC NYWSHST001, LLC

By:	/s/ Adam Schorsch
Name: Adam Schorsch
Title: Authorized Signatory

ARC NYWSHST002, LLC

By:	/s/ Adam Schorsch
Name: Adam Schorsch
Title: Authorized Signatory

ARC NYWSHST003, LLC

By:	/s/ Adam Schorsch
Name: Adam Schorsch
Title: Authorized Signatory

ARC NYWSHST004, LLC

By:	/s/ Adam Schorsch
Name: Adam Schorsch
Title: Authorized Signatory

State of New York
: SS.:
County of Queens

On the 2nd day of November, 2011, before me, the undersigned, personally appeared Adam Schorsch, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individuated, execute the instrument.

Notary Public

CAFIOL A. MITCHELL
1',10tart, Public, State of New York
No, 01M15082271
Qualified in Suffolk
County Certificate Filed in
New York on Commission
Expires July 21,C 2013ty

SCHEDULE A

PREPAYMENT PREMIUM

Any prepayment premium payable under Paragraph 10 of this Note shall be computed as follows:

•       from the date hereof through the last day of November, 2012 the prepayment premium shall be 5%;

•       from December 1, 2012 through the last day of November, 2013 the prepayment premium shall be 4%;

•       from December 1, 2013 through the last day of November, 2014 the prepayment premium shall be 3%;

•       from December 1, 2014 through the last day of August, 2016 the prepayment premium shall be 1%;

Unless the Borrower elects the option to fix the interest rate pursuant to Paragraph 1 of Schedule B, there shall be no prepayment premium for prepayment made after August 31, 2016. In the event the Borrower elects the option to fix the interest rate pursuant to Paragraph 1 of Schedule B, during the Fixed Option Interest Rate Period, the prepayment premium is as follows:

•       from December 1, 2016 through the last day of November, 2017 the prepayment premium shall be 5%;

•       from December 1, 2017 through the last day of November, 2018 the prepayment premium shall be 4%;

•       from December 1, 2018 through the last day of November, 2019 the prepayment premium shall be 3%;

•       from December 1, 2019 through the last day of November, 2020 the prepayment premium shall be 2%;

•       from December 1, 2020 through the last day of August, 2021 the prepayment premium shall be 1%.

•       There shall be no prepayment premium after August 31, 2021.

/s/ AS
Initial(s)

SCHEDULE B

MODIFICATIONS TO AMENDED AND RESTATED MORTGAGE NOTE

The Amended and Restated Mortgage Note dated as of the 3rd day of December, 2011, in the original principal amount of $5,000,000.00 issued by ARC NYWSHST001, LLC, ARC NYWSHST002, LLC, ARC NYWSHST003, LLC, and ARC NYWSHST004, LLC and payable to the order of New York Community Bank is hereby amended as follows:

1.                               Subject to the terms and conditions hereinafter set forth, Borrower, at its option, may elect, in lieu of the adjustable rate of interest as set forth in the Note, to fix the interest rate for the five (5) years following the Initial Period (the "Fixed Option Interest Rate Period") at a rate equal to the sum of the FHLBNY Index (defined below) and the Spread (defined Below) rounded up to the next one-eighth of one percentage point (0.125%). The "FHLBNY Index" is the Five (5) Year Fixed Rate Advance of the Federal Home Loan Bank of New York in effect as of the first business day of the month which is three (3) months prior to the initial Rate Change Date. The "Spread" is 325 basis points. In the event the FHLBNY Index is not available, the Lender may substitute the FHLBNY Index with a comparable index. In no event will the interest rate be fixed lower than 4.375%. The interest rate during the Fixed Option Interest Rate Period as so calculated is called the "Fixed Option Interest Rate".

The exercise of this option is contingent upon Borrower meeting the following precedent conditions:

(a)      Borrower is not in default of the terms and conditions of the Note, Security Instrument or any other Loan Documents during the Initial Period (including, but not limited to, the obligations to make timely monthly payments) after written notice and beyond the expiration of all applicable grace and cure periods;

(b)      Borrower gives written notice to Lender of its election to exercise this option at least thirty (30) days (but no more than one hundred twenty (120) days) prior to the end of the Initial Period;

(c)      Borrower must pay Lender an amount equal to one (1%) percent of the outstanding principal balance as of the time of its election to exercise this option.

If the Borrower so elects the fixed interest rate option, then:

i.	The prepayment premium during the Fixed Option Interest Rate Period shall be as set forth in Schedule A of this Note; and

ii.
The Borrower shall make consecutive and equal monthly installments of principal and interest on the first day of each month beginning on the first day of the month following the commencement of the Fixed Option Interest Rate

Period and on the first day of each and every month thereafter through and including the month prior to the Maturity Date. The said monthly payments during this period shall be in an amount required to amortize the unpaid principal balance of this Note in equal monthly installments, including accrued interest at the then applicable Fixed Option Interest Rate, over the then Remaining Amortization Period. The amount of such monthly payments shall be calculated utilizing a 30/360 interest calculation payment schedule. Any remaining principal and interest and all other charges, if not sooner paid, shall be due and payable on the Maturity Date. The unpaid principal balance shall continue to bear interest after the Maturity Date at the Default Rate until and including the date on which the Indebtedness is paid in full.

2.	The following paragraph is added:

"22. Amended and Restated Note. This Note consolidates, amends and restates in their entirety the terms and provisions of that certain promissory note, secured by that certain mortgage as more fully described on Exhibit A attached hereto (said promissory note being hereinafter collectively referred to as the "Existing Note") so that this Note shall hereafter constitute evidence of but one debt in the principal amount of Five Million and 00/100 Dollars (US $5,000,000.00). The conditions contained in this Note shall supersede and control the terms, covenants, agreements, rights, obligations and conditions of the Existing Note (it being agreed that the modification of the Existing Note shall not impair the debt evidenced by each of the Existing Note). This Note does not create new or additional indebtedness but evidences the same indebtedness evidenced by the Existing Note and secured by the Mortgage."

/s/ AS
BORROWER INITIALS